EXHIBIT 10.25

CONSULTING AGREEMENT

THIS AGREEMENT dated for reference the 16th day of January, 2023 (the "Effective Date") BETWEEN:

ASTRA ENERGY CALIFORNIA INC.

9565 Waples Street, Suite 200

San Diego, CA 92121

(the "Company")

AND:

DOUG HAMPTON

(the "Consultant")

NOW THEREFORE in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, and for other good and reliable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto covenant and agree as follows:

The Company acknowledges that the Consultant has provided the Services (as defined below) and that the Consultant has earned compensation for such Services.

The Consultant has acted as President and Director of Astra Energy California Inc. and President and Director of Regreen technologies Inc.

The Consultant has provided business development services, general advisory services, strategic planning services and general operational assistance to the Company.

The Consultant shall receive 1,000,000 Common Shares of Astra Energy Inc.

The Consultant has acted as an agent of the Company.

The Company and Consultant each acknowledge and agree that the only relationship of the Consultant to the Company created by this Agreement is that of an independent contractor.

This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the Effective Date.

IN WITNESS, WHEREOF the Parties have executed and delivered this Agreement as of the Effective Date.

Astra Energy Inc.

/s/ Kermit Harris
Authorized Signatory

Doug Hampton

/s/ Doug Hampton
Consultant

CONFIDENTIAL